UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2014

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

First BanCorp. (the "Corporation") previously reported that on August 28, 2014, the Board of Directors of the Corporation determined to elect Mr. Juan Acosta Reboyras to serve as a director on the Corporation’s Board of Directors and that Mr. Acosta Reboyras’ term as a director would be effective as soon as possible after the fulfillment of the prior notice requirements of 12 U.S.C. § 1831i and Subpart H of Regulation Y promulgated by the Board of Governors of the Federal Reserve System. On September 8, 2014, the Corporation received a letter from the Federal Reserve Bank of New York approving the Corporation’s notice pursuant to 12 U.S.C. § 1831i and Subpart H of Regulation Y to appoint Mr. Acosta Reboyras to serve as an independent director of the Corporation. Thus, Mr. Acosta Reboyras’ term as a director of the Corporation is effective as of September 8, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

September 10, 2014	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel